Exhibit 99

News Release

Contacts:

Media Robert C. Ferris (973) 455-3388 rob.ferris@honeywell.com	Investor Relations Elena Doom (973) 455-2222 elena.doom@honeywell.com

HONEYWELL REPORTS SECOND QUARTER 2013

SALES OF $9.7 BILLION; EPS UP 12% TO $1.28 PER SHARE

•	Strong Productivity Driving EPS Growth Of 12%, Up 8% Using Expected Full-Year Tax Rate
•	Continued Proactive Funding Of Repositioning To Align With Global Growth Outlook
•	Increasing Proforma EPS Guidance To $4.85 - $4.95, From $4.80 - $4.95

MORRIS TOWNSHIP, N.J., July 19, 2013 -- Honeywell (NYSE: HON) today announced its results for the second quarter of 2013:

Total Honeywell
($ Millions, except Earnings Per Share)	2Q 2012	2Q 2013	Change
Sales	9,435	9,693	3%

Segment Margin	15.8%	16.1%	30 bps
Operating Income Margin	13.6%	14.3%	70 bps

Earnings Per Share	$1.14	$1.28	12%

Cash Flow from Operations	973	1,256	29%
Free Cash Flow *	1,040	1,142	10%

*	Free Cash Flow (cash flow from operations less capital expenditures) prior to any NARCO Trust establishment payments and cash pension contributions

“Honeywell had another good quarter and a strong first half of 2013,” said Honeywell Chairman and CEO Dave Cote. “Despite operating in a slow growth macro environment, we saw good organic growth in ACS’s Energy, Safety and Security business and in Turbo Technologies, both of which continue to outgrow the key end markets in which they compete. Our long-cycle businesses, including Commercial Aerospace, Process Solutions, and UOP, also continue to perform well, benefitting from favorable macro-trends, winning new contracts, and maintaining a strong backlog, which currently stands at $15.5B. We remain focused on seed planting, funding cost savings initiatives across the portfolio, and remaining flexible given the continued uncertain global economic outlook. And, as a result of our first half performance, we are raising the low-end of our 2013 guidance by $0.05 with the expectation of modestly improved organic growth and continued margin expansion in the second half outlook.”

- MORE -

Q2’13 Results - 2

Second quarter 2013 earnings per share (EPS) reflect a 23.1% effective tax rate compared to 26.0% last year. Using the 2012 actual / 2013 expected full-year tax rate of 26.5% before any pension mark-to-market adjustment, EPS growth would have been 8%.

The company is updating its full-year 2013 guidance and now expects:

Full-Year Guidance
	2013	2013	Change
	Prior Guidance	Revised Guidance	vs. 2012
Sales	$38.8 - $39.3B	$38.9 - $39.3B	3 - 4%

Segment Margin	15.9 - 16.2%	16.0 - 16.2%	40 - 60 bps
Operating Income Margin[1]	14.3 - 14.6%	14.5 - 14.7%	90 - 110 bps

Earnings Per Share[1]	$4.80 - $4.95	$4.85 - $4.95	8 - 11%

Free Cash Flow[2]	~$3.7B	~$3.7B	~ Flat

1.	Proforma, V% / BPS exclude any pension mark-to-market adjustment
2.	Free Cash Flow (cash flow from operations less capital expenditures) prior to any NARCO Trust establishment payments and cash pension contributions

Second Quarter Segment Performance

Aerospace
($ Millions)	2Q 2012	2Q 2013	% Change
Sales	3,027	2,997	(1%)
Segment Profit	562	583	4%
Segment Margin	18.6%	19.5%	90 bps

•	Sales were down (1%) compared with the second quarter of 2012 driven by an (8%) decline in Defense & Space sales as a result of planned ramp downs and program delays, largely offset by Commercial growth. Commercial OE sales were up 8% in the quarter driven by continued strong OE build rates and favorable platform mix. Commercial Aftermarket growth of 3% was driven by improved flight hour growth and spares sales, partially offset by lower maintenance events.
•	Segment profit was up 4%, and segment margins expanded 90 bps to 19.5%, driven by commercial excellence and productivity net of inflation, partially offset by lower Defense & Space sales.

Automation and Control Solutions
($ Millions)	2Q 2012	2Q 2013	% Change
Sales	3,962	4,065	3%
Segment Profit	525	585	11%
Segment Margin	13.3%	14.4%	110 bps

•	Sales were up 3% on both a reported and organic basis compared with the second quarter of 2012. All three businesses experienced growth driven by new product introductions, stronger services

- MORE -

Q2’13 Results - 3

and software uptake, and improved residential end market conditions, partially offset by non-residential end markets, which remain suppressed.
•	Segment profit was up 11% and segment margins were up 110 bps to 14.4% driven by commercial excellence and productivity net of inflation.
Performance Materials and Technologies
($ Millions)	2Q 2012	2Q 2013	% Change
Sales	1,546	1,684	9%
Segment Profit	350	320	(9%)
Segment Margin	22.6%	19.0%	(360) bps

•	Sales were up 9% reported, approximately flat organically, compared with the second quarter of 2012, driven by higher UOP petrochemical catalyst shipments and equipment sales, and the favorable impact of the Thomas Russell acquisition, partially offset by lower production volume in Advanced Materials and the unfavorable impact of unseasonably cool weather on Fluorine Products refrigerant volume.
•	Segment profit was down (9%) and segment margins decreased (360) bps to 19.0%, primarily driven by the impact of lower UOP licensing sales compared to prior year, lower Advanced Materials volumes, investments for growth, inflation, and the dilutive impact of the Thomas Russell acquisition.

Transportation Systems
($ Millions)	2Q 2012	2Q 2013	% Change
Sales	900	947	5%
Segment Profit	114	126	11%
Segment Margin	12.7%	13.3%	60 bps

•	Sales were up 5% on both a reported and organic basis, compared with the second quarter of 2012, driven by higher turbo gas penetration in all regions, strong growth from new platform launches, and improving China commercial vehicle sales, partially offset by the impact of an approximately (1%) decline in European light vehicle production volumes.
•	Segment profit was up 11% and segment margins increased 60 bps to 13.3% primarily driven by strong productivity and volume leverage, partially offset by unfavorable price, and ongoing projects to drive operational improvement in the Friction Materials business.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (800) 862-9098 (domestic) or (785) 424-1051 (international) a few minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s second quarter 2013 investor conference call or provide the conference code HONQ213. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:00 p.m. EDT, July 19, until 11:59 p.m. EDT, July 26, by dialing (800) 723-0498 (domestic) or (402) 220-2652 (international).

- MORE -

Q2’13 Results - 4

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

# # #

Q2’13 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Product sales	$7,744	$7,475	$15,218	$14,852
Service sales	1,949	1,960	3,803	3,890
Net sales	9,693	9,435	19,021	18,742

Costs, expenses and other
Cost of products sold (A)	5,750	5,582	11,317	11,153
Cost of services sold (A)	1,277	1,340	2,493	2,649
	7,027	6,922	13,810	13,802
Selling, general and administrative expenses (A)	1,281	1,226	2,510	2,457
Other (income) expense	(24)	(23)	(52)	(38)
Interest and other financial charges	80	87	164	176
	8,364	8,212	16,432	16,397

Income before taxes	1,329	1,223	2,589	2,345
Tax expense	307	318	598	615

Net income	1,022	905	1,991	1,730

Less: Net income attributable to the noncontrolling interest	1	3	4	5

Net income attributable to Honeywell	$1,021	$902	$1,987	$1,725

Earnings per share of common stock - basic	$1.30	$1.15	$2.53	$2.21

Earnings per share of common stock - assuming dilution	$1.28	$1.14	$2.49	$2.19

Weighted average number of shares outstanding-basic	787.6	781.4	786.7	779.3

Weighted average number of shares outstanding - assuming dilution	798.1	790.5	797.6	789.3

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q2’13 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales	2013	2012	2013	2012

Aerospace	$2,997	$3,027	$5,908	$5,977

Automation and Control Solutions	4,065	3,962	7,851	7,750

Performance Materials and Technologies	1,684	1,546	3,401	3,161

Transportation Systems	947	900	1,861	1,854
Total	$9,693	$9,435	$19,021	$18,742

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Profit	2013	2012	2013	2012

Aerospace	$583	$562	$1,134	$1,096

Automation and Control Solutions	585	525	1,108	1,016

Performance Materials and Technologies	320	350	694	669

Transportation Systems	126	114	237	234

Corporate	(55)	(58)	(106)	(107)

Total segment profit	1,559	1,493	3,067	2,908

Other income (expense) (A)	13	9	32	14
Interest and other financial charges	(80)	(87)	(164)	(176)
Stock compensation expense (B)	(37)	(40)	(91)	(91)
Pension ongoing income (expense) (B)	25	(9)	46	(22)
Other postretirement income (expense) (B)	20	(9)	(2)	(32)
Repositioning and other charges (B)	(171)	(134)	(299)	(256)

Income before taxes	$1,329	$1,223	$2,589	$2,345

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q2’13 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	June 30,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$4,549	$4,634
Accounts, notes and other receivables	7,655	7,429
Inventories	4,295	4,235
Deferred income taxes	670	669
Investments and other current assets	680	631
Total current assets	17,849	17,598

Investments and long-term receivables	756	623
Property, plant and equipment - net	4,997	5,001
Goodwill	12,640	12,425
Other intangible assets - net	2,393	2,449
Insurance recoveries for asbestos related liabilities	658	663
Deferred income taxes	1,701	1,889
Other assets	1,172	1,205

Total assets	$42,166	$41,853

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$4,718	$4,736
Short-term borrowings	91	76
Commercial paper	1,200	400
Current maturities of long-term debt	632	625
Accrued liabilities	6,839	7,208
Total current liabilities	13,480	13,045

Long-term debt	5,779	6,395
Deferred income taxes	643	628
Postretirement benefit obligations other than pensions	1,317	1,365
Asbestos related liabilities	1,154	1,292
Other liabilities	5,781	5,913
Redeemable noncontrolling interest	154	150
Shareowners’ equity	13,858	13,065

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$42,166	$41,853

Q2’13 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income attributable to Honeywell	$1,021	$902	$1,987	$1,725
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	247	225	495	455
Loss on sale of non-strategic businesses and assets	—	1	—	1
Repositioning and other charges	171	134	299	256
Net payments for repositioning and other charges	(199)	(122)	(297)	(226)
Pension and other postretirement (income) expense	(45)	18	(44)	54
Pension and other postretirement benefit payments	(42)	(308)	(213)	(597)
Stock compensation expense	37	40	91	91
Deferred income taxes	158	57	185	189
Excess tax benefits from share based payment arrangements	(57)	(4)	(81)	(16)
Other	(101)	(97)	(134)	(104)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(53)	20	(195)	(20)
Inventories	15	30	(36)	(78)
Other current assets	(14)	13	4	(15)
Accounts payable	265	12	(30)	(191)
Accrued liabilities	(147)	52	(434)	(355)
Net cash provided by operating activities	1,256	973	1,597	1,169

Cash flows from investing activities:
Expenditures for property, plant and equipment	(196)	(200)	(344)	(352)
Proceeds from disposals of property, plant and equipment	6	—	6	1
Increase in investments	(286)	(161)	(460)	(245)
Decrease in investments	210	66	376	158
Cash paid for acquisitions, net of cash acquired	(338)	(63)	(460)	(64)
Proceeds from sales of businesses, net of fees paid	—	18	—	18
Other	52	(81)	19	(59)
Net cash used for investing activities	(552)	(421)	(863)	(543)

Cash flows from financing activities:
Net increase in commercial paper	—	—	800	349
Net increase in short-term borrowings	13	4	21	11
Proceeds from issuance of common stock	139	26	303	116
Proceeds from issuance of long-term debt	6	40	13	42
Payments of long-term debt	(1)	—	(601)	—
Excess tax benefits from share based payment arrangements	57	4	81	16
Repurchases of common stock	(463)	—	(602)	—
Cash dividends paid	(343)	(291)	(665)	(582)
Net cash used for financing activities	(592)	(217)	(650)	(48)

Effect of foreign exchange rate changes on cash and cash equivalents	(102)	(102)	(169)	(55)
Net increase (decrease) in cash and cash equivalents	10	233	(85)	523
Cash and cash equivalents at beginning of period	4,539	3,988	4,634	3,698
Cash and cash equivalents at end of period	$4,549	$4,221	$4,549	$4,221

Q2’13 Results - 9

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

	Three Months Ended
	June 30,
	2013	2012

Cash provided by operating activities	$1,256	$973

Expenditures for property, plant and equipment	(196)	(200)

	$1,060	$773

Cash pension contributions	9	267

NARCO Trust establishment payments	73	—

Free cash flow	$1,142	$1,040

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment, cash pension contributions and NARCO Trust establishment payments.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q2’13 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended
	June 30,
	2013	2012
Segment Profit	$1,559	$1,493

Stock compensation expense (A)	(37)	(40)
Repositioning and other (A, B)	(182)	(148)
Pension ongoing income (expense) (A)	25	(9)
Other postretirement income (expense) (A)	20	(9)

Operating Income	$1,385	$1,287

Segment Profit	$1,559	$1,493
÷ Sales	$9,693	$9,435
Segment Profit Margin %	16.1%	15.8%

Operating Income	$1,385	$1,287
÷ Sales	$9,693	$9,435
Operating Income Margin %	14.3%	13.6%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’13 Results - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and Calculation of

Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2012

Segment Profit	$5,879

Stock compensation expense (A)	(170)
Repositioning and other (A, B)	(488)
Pension ongoing expense (A)	(36)
Pension mark-to-market adjustment (A)	(957)
Other postretirement expense (A)	(72)

Operating Income	$4,156
Pension mark-to-market adjustment (A)	$(957)
Operating Income excluding pension mark-to-market adjustment	$5,113

Segment Profit	$5,879
÷ Sales	$37,665
Segment Profit Margin %	15.6%

Operating Income	$4,156
÷ Sales	$37,665
Operating Income Margin %	11.0%

Operating Income excluding pension mark-to-market adjustment	$5,113
÷ Sales	$37,665
Operating Income Margin excluding pension mark-to-market adjustment %	13.6%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’13 Results - 12

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and Calculation of

Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in billions)

2013 Guidance

Segment Profit	$6.2 - 6.4

Stock compensation expense (A)	~(0.2)
Repositioning and other (A, B)	~(0.5)
Pension ongoing income (A)	~0.1
Pension mark-to-market adjustment (A)	TBD
Other postretirement expense (A)	~(0.0)

Operating Income	$5.6 - 5.8
Pension mark-to-market adjustment (A)	TBD
Operating Income excluding pension mark-to-market adjustment	$5.6 - 5.8

Segment Profit	$6.2 - 6.4
÷ Sales	$38.9 - 39.3
Segment Profit Margin %	16.0 - 16.2%

Operating Income	$5.6 - 5.8
÷ Sales	$38.9 - 39.3
Operating Income Margin %	14.5 - 14.7%

Operating Income excluding pension mark-to-market adjustment	$5.6 - 5.8
÷ Sales	$38.9 - 39.3
Operating Income Margin excluding pension mark-to-market adjustment %	14.5 - 14.7%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q2’13 Results - 13

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment

2012

EPS	$3.69

Pension mark-to-market adjustment	0.79

EPS, excluding pension mark-to-market adjustment	$4.48

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding of 791.9 million. Mark-to-market uses a blended tax rate of 35.0%.